Exhibit 99.1

THE WENDY’S COMPANY NAMES KEN COOK CHIEF FINANCIAL OFFICER

Cook to Succeed Gunther Plosch Effective December 2

DUBLIN, Ohio, Nov. 18, 2024/PRNewswire/ — The Wendy’s Company (Nasdaq: WEN) today announced the appointment of Ken Cook as Chief Financial Officer, effective December 2, 2024. He will report to President and Chief Executive Officer Kirk Tanner and serve on the Wendy’s Senior Leadership Team. Cook will succeed Gunther Plosch who has served as Chief Financial Officer since 2016 and will depart the Company at the end of the year after a transition with Cook.

Cook most recently served as Head of Financial Planning and Analysis at United Parcel Service and joins Wendy’s with 20 years of experience in roles with increasing responsibility across the Finance organization. In prior roles at UPS, Cook served as Chief Financial Officer for the U.S. Domestic segment, leading the financial planning and execution for the company’s largest business unit, and previously held leadership roles in Investor Relations and Treasury, along with more than three years as the CFO of South Asia.

“Driving operational performance and improving restaurant profitability are critical to our growth trajectory,” said President and CEO Kirk Tanner. “Ken will play a key role across our initiatives to increase revenue and expand margins as we enter the next phase of growth in the U.S. and around the globe, helping to unlock value for our shareholders. I want to thank GP for his work to improve our system’s financial foundations and processes that have created a stronger organization and positioned us to build momentum.”

“I am excited for the opportunity to lead the Finance organization of Wendy’s as this iconic brand embarks on an accelerated growth journey,” said Ken Cook. “I look forward to working with the talented Wendy’s system and franchise community to drive profitable growth for our restaurants, teams, and shareowners.”

The Company will release its fourth quarter and full year 2024 results on February 13, 2025 and as previously announced, will host an Investor Day on March 5, 2025.

Forward-Looking Statements

This release contains certain statements that are not historical facts, including statements regarding our anticipated future performance and growth. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across over 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising.

Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on X and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com